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                                                                      EXHIBIT 21

                                  NOVELL, INC.

                         SUBSIDIARIES OF THE REGISTRANT


   As of October 29, 1994, the following companies were subsidiaries of Novell,
Inc.:

                                                       State of Incorporation
                                                       or Country in which
     Wholly owned                                      Organized
     ------------                                      ----------------------
     Fluent, Inc.                                      Delaware
     Novell de Argentina S.A.                          Argentina
     Novell Pty, Ltd.                                  Australia
     Novell Belgium B.V.B.A.                           Belgium
     Novell do Brasil Software Ltda.                   Brazil
     Novell Canada, Ltd.                               Canada
     Novell Europe, Inc.                               Delaware
     Novell S.A.R.L.                                   France
     Novell GmbH                                       Germany
     Novell International, Ltd.                        Barbados
     Novell Italia S.R.L.                              Italy
     Novell Korea Co., Ltd.                            Korea
     Novell de Mexico, S.A.DE  C.V.                    Mexico
     Novell Polska Sp.Zo.o                             Poland
     Novell Software Development Pvt., Ltd.            India
     Novell Spain S.A.                                 Spain
     Novell Svenska A.B.                               Sweden
     Novell Schweiz A.G.                               Switzerland
     Novell U.K., Ltd.                                 United Kingdom
     Serius Corporation                                Delaware


     Majority Owned
     --------------

     Novell Japan, Ltd.                                Japan
     Onward Novell Software Pvt., Ltd.                 India